                                                                   EXHIBIT 10.17

NOTE: Redacted portions have been marked with astericks (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

                             COST SHARING NATIONAL
                                 IRU AGREEMENT

     THIS COST SHARING NATIONAL IRU AGREEMENT ("Agreement') is made and entered into as of the 26th day of April, 1999, (the "Effective Date") by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company ("Grantor") and SPLITROCK SERVICES, INC., a Delaware corporation ("Grantee").

                                    RECITALS
                                    --------

     A. Grantor intends to construct and/or is currently constructing a nationwide multiconduit fiber optic communications system (the "Grantor System") consisting of approximately 14,878 miles as depicted on Exhibit "A" which is
                                                        -----------
intended to connect the city pairs described on Exhibit "B".
                                                -----------

     B. Grantor further intends to install within one (1) of the conduits of the Grantor System a high fiber count (96 or more fibers) fiber optic cable (the "Grantor Cable").

     C. Grantee desires to obtain the right to use a fiber optic communications system consisting of between four (4) and sixteen (16) fibers connecting the city pairs described in Exhibit "B".
                        -----------

     D. Grantor and Grantee can complete their desired communications systems less expensively if such systems are constructed as part of a single project than if each system was constructed independently.

     E. Grantor and Grantee therefore desire to share the costs of constructing the Grantor System, or certain portions thereof, and, pursuant to such sharing of costs, Grantor desires to grant to Grantee an indefeasible right to use certain facilities in the Grantor System, or certain portions thereof, and to provide maintenance and repair services, all upon and subject to the terms and conditions set forth below.

                               TERMS OF AGREEMENT
                               ------------------

     Accordingly, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Grantee hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.01 "Acceptance Date" shall mean the date when Grantee delivers (or is deemed to have delivered) notice of acceptance of the Grantee Fibers with respect to a Segment in accordance with Article 9.

     1.02  "Acceptance Testing" shall have the meaning set forth in Article 8.

     1.03  "Access Points" shall have the meaning set forth in Section 10.01.

     1.04 "Affiliate" shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person ("control," "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise).

     1.05 "Associated Property" shall mean the tangible and intangible property needed for the use of the Grantee Fibers as permitted by this Agreement, including, at Grantee's option, designated space in the Facilities, as and to the extent more particularly described in this Agreement, but excluding in any and all events any electronic and/or optronic equipment.

     1.06 "Commencement Date" shall mean December 1, 1999 or such earlier date as designated by Grantee.

     1.07  "Completion Notice" shall have the meaning set forth in Section 9.01.

     1.08 "Costs" shall mean the actual direct costs paid or payable in accordance with the established accounting procedures generally used by Grantor and which Grantor utilizes in billing third parties for reimbursable projects, including the following: (i) internal labor costs, including wages, salaries, benefits and overhead (provided that overhead shall not exceed (***) of wages, salaries and benefits), and (ii) other direct costs and out of pocket expenses on a direct pass-through basis.

     1.09  "Dispute Notice" shall have the meaning set forth in Article 24.

     1.10 "Effective Date" shall have the meaning set forth in the introduction to this Agreement.

     1.11  "Financing Documents" shall have the meaning set forth in Section
4.04.

     1.12 "Facilities" shall mean, collectively, the Regeneration Facilities, Opamp Facilities and Terminal Facilities.


                                                    Confidential and Proprietary

     1.13 "Facilities Contribution" shall have the meaning set forth in Section 7.03.

     1.14  "Force Majeure Event" shall have the meaning set forth in Article 19.

     1.15 "Governmental Authority" shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and sewer authorities.

     1.16 "Grantee Delay Event" shall mean the failure of Grantee to secure any required municipal franchises or permits.

     1.17 "Grantee Fibers" shall mean (i) the Initial Fibers, and if the Option is exercised with respect thereto, (***),

     1.18  "Grantor Cable" shall have the meaning set forth in the Recitals.

     1.19  "Grantor System" shall have the meaning set forth in the Recitals.

     1.20  "Grantor Termination Point" shall have the meaning set forth in
Section 2.02.

     1.21 "Hotel" shall mean a building in which a point or points of presence of inter-exchange carrier(s) is/are located.

     1.22 "Impositions" shall mean all taxes, fees, levies, imposed duties, charges or withholdings of any nature (including without limitation ad valorem, real property, gross receipts, taxes and franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the Grantor System or any part thereof, by any Governmental Authority.

     1.23  "Initial Fibers" shall have the meaning set forth in Section 3.01.

     1.24  "IRU" shall have the meaning set forth in Article 3.

     1.25  "IRU Contribution" shall have the meaning set forth in Section 4.01.

     1.26  "IRU Effective Date" shall have the meaning set forth in Section
5.02.

     1.27  "Monthly Charge" shall have the meaning set forth in Section 13.02.

     1.28 "Minimum Period" shall mean, with respect to each Segment, a period of twenty (20) years from the Acceptance Date for such Segment.


                                                    Confidential and Proprietary

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

     1.29 "Opamp Facilities" shall mean facilities to optically amplify lit fibers as more particularly described in Exhibit "H".
                                         -----------

     1.30  "Option" shall have the meaning set forth in Section 3.02.

     1.31  (***), shall have the meaning set forth in Section (***),

     1.32 "Party" shall mean each of Grantor and Grantee, and "Parties" shall mean both Grantor and Grantee.

     1.33 "Person" shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or Governmental Authority.

     1.34  (***), shall have the meaning set forth in Section (***),

     1.35 "Relevant Rate" shall mean, as of any relevant date hereunder the (***),

     1.36 "Proprietary Information" shall have the meaning set forth in Section 23.01.

     1.37 "Regeneration Facilities" shall mean facilities to regenerate the signal of lit fibers as more particularly described in Exhibit "H".
                                                       -----------

     1.38  "Relocating Authority" shall have the meaning set forth in Section
6.04.

     1.39  "Required Rights" shall have the meaning set forth in Section 6.01.

     1.40 "Required Right Payment" shall mean any payment which Grantor is required to make to the grantor or provider of a Required Right.

     1.41 "Route Miles" shall mean, for each Segment, the actual number of route miles for such Segment as constructed and based upon the As Built Drawings described in Exhibit "F", (***).
             -----------

     1.42 "Scheduled Completion Date" shall mean, with respect to each Segment, the dates specified on Exhibit "B".
                       -----------

     1.43  (***), shall have the meaning set forth in Section (***),

     1.44  "Segments" shall have the meaning set forth in Section 2.01.

     1.45  "Segment End Points" shall have the meaning set forth in Section
2.01.

     1.46  "System Route" shall have the meaning set forth in Section 2.01.


                                                    Confidential and Proprietary

     1.47  "Term" shall have the meaning set forth in Section 5.02.

     1.48 "Terminal Facilities" shall mean facilities that would otherwise be Regeneration Facilities or Opamp Facilities except that they serve as a Segment End Point for more than two (2) Segments.

     1.49  (***), shall have the meaning set forth in Section (***),

     1.50  "Utility Charge" shall have the meaning set forth in Section 13.02.


                                   ARTICLE 2.
                                  SYSTEM ROUTE
                                  ------------

     2.01  The Grantor System will connect the city pairs identified on Exhibit
                                                                        -------
"B" (each city identified on Exhibit "B", or a location in reasonably close
---                          -----------
proximity (in Grantor's reasonable discretion) to such city, is herein called a "Segment End Point", the route between the applicable Segment End Points is herein called a "Segment", all of the Segments together are herein called the "System Route"). The System Route is currently estimated to consist of approximately 14,878 Route Miles; however, the Parties acknowledge that such estimated number of Route Miles may change during the course of construction. Until the delivery of the As Built Drawings described in Exhibit "F", all
                                                         -----------
payments of the IRU Contribution by Grantee shall be based upon the estimated Route Miles described on Exhibit "B"; following the delivery of such As Built
                         -----------
Drawings, the IRU Contribution, the Monthly Charge and any other cost or expense hereunder based upon mileage shall be appropriately adjusted between the Parties to reflect the actual Route Miles.

     2.02 The Grantee Fibers will connect at each Segment End Point in the Facilities or a Hotel (i) for shared space, to the fiber optic patch panel, and
(ii) for segregated space into the Grantee designated space (each a "Grantor Termination Point").


                                   ARTICLE 3.
                                  GRANT OF IRU
                                  ------------

     3.01 As of the IRU Effective Date for each Segment delivered by Grantor or Grantee hereunder, Grantor hereby grants to Grantee, and Grantee hereby acquires from Grantor (i) an exclusive indefeasible right of use in, for the purposes described herein, (***), dark fibers in the Grantor Cable (as specifically identified in the Completion Notice for such Segment) between the Segment End Points for such Segment (the "Initial Fibers"), and (ii) an associated and non-exclusive indefeasible right of use, to the extent and for the purposes described herein, in the Associated Property, respecting such Segment, all upon and subject to the terms and conditions set forth herein (collectively the "IRU").


                                                    Confidential and Proprietary

     3.02 Subject to the conditions set forth in this Section, Grantee shall have the option (the "Option") to extend the IRU (***), as follows: (***), The IRU with respect to any Option Fibers in a Segment shall commence as of the IRU Effective Date for such Segment. (***),

     3.03 In the event Grantor shall elect to expand the Grantor System by adding one or more additional routes or to otherwise enhance the Grantor System, Grantee shall have the opportunity to participate in such expansion or enhancement subject to (i) Grantors discretion, taking into account Grantor's own business needs, plans, requirements and any other matters deemed relevant by Grantor, in its sole discretion, including without limitation, the physical constraints of the Grantor System, and (ii) the mutual agreement of Grantor and Grantee as to the allocation of costs among participants in such expansion or enhancement.


                                   ARTICLE 4.
                                 CONTRIBUTIONS
                                 -------------

     4.01 Grantee agrees to make the following contributions to Grantor for the construction of the Grantor System based upon the aggregate number of actual Route Miles of the Grantor System and the number of Grantee Fibers (collectively the "IRU Contribution"):

     Number of Grantee Fibers           Contribution Per Route Mile
     -------------------------          ---------------------------

     (***),                             (***),

Notwithstanding the foregoing, if on or before the Commencement Date, Grantee shall exercise the Option with respect to any Option Fibers, Grantee thereby automatically and irrevocably waives the opportunity to finance with Grantor a portion of the IRU Contribution with respect to the Initial Fibers (as described in Section 4.04), the contribution per Route Mile for the Initial Fibers and (***), Option Fibers shall be reduced from (***),

     4.02 In addition to the IRU Contribution, Grantee shall pay directly or reimburse Grantor for all other sums, costs, fees and expenses which are expressly provided to be paid by Grantee under this Agreement, including without limitation, the Facilities Contribution, the Monthly Charge, and the Utility Charge.

     4.03 The IRU Contribution shall be due from Grantee to Grantor with respect to the Initial Fibers in each Segment as follows: (***), Grantee shall pay the IRU Contribution to Grantor with respect to the Option Fibers in each Segment as follows: (***),

     4.04 Notwithstanding Section 4.03 above, Grantee may elect, with respect to the IRU Contribution due with respect to the Initial Fibers only in each Segment (***), subject to the conditions set forth below, to (i) pay (***), and
(iv) finance with Grantor (***), Any election by Grantee shall be subject to the execution and delivery of notes, credit agreements, security agreements, guarantees and other financing instruments and documents mutually agreeable to


                                                    Confidential and Proprietary
both Grantor and Grantee (the "Financing Documents"). The Financing Documents would include, but not be limited to, the general terms and conditions set forth on Exhibit "E" attached hereto. Any election to finance a portion of the IRU
   -----------
Contribution payable with respect to the Initial Fibers in any Segment shall be made by Grantee by written notice to Grantor delivered on or before the Commencement Date. In the event mutually agreeable Financing Documents have not been entered into between Grantor and Grantee prior to the Commencement Date, the IRU Contribution payable with respect to the Initial Fibers in such Segment shall be paid in accordance with Section 4.03. The IRU Contribution payable with respect to any Option Fibers shall in all events be paid in accordance with
Section 4.03.

     4.05 No invoices for payments of the IRU Contribution or any installments payable by Grantee under the Financing Documents or payments of the one-time Facilities Contribution, after an initial invoice, shall be required to be delivered to Grantee. Grantor will send Grantee invoices for payments of the Monthly Charge, the Utility Charge, the recurring Facilities Contribution and all other sums, costs, fees and expenses owed by Grantee to Grantor hereunder and Grantee shall pay such invoiced amounts within thirty (30) days after receipt of such invoice by Grantee. Any sums not paid by Grantee when due shall bear interest at the Relevant Rate.


                                   ARTICLE 5.
                                      TERM
                                      ----

     5.01  (***),

     5.02 The IRU with respect to each Segment shall become effective on (***), when both the Acceptance Date for such Segment has occurred and Grantor has received payment of all of the IRU Contribution and Facilities Contribution then due to the Grantor hereunder (the "IRU Effective Date"). Subject to the provisions of Articles 6 and 20, the IRU with respect to each Segment shall terminate at the expiration of the twenty (20) year Minimum Period of such Segment commencing with the Acceptance Date for such Segment, unless Grantor permits an extension of the IRU pursuant to Section 5.03 (the "Term").

     5.03 In the event Grantor shall not have substituted alternative dark fibers for the Grantee Fibers in a Segment in accordance with Section 11.03 and in the event Grantor shall determine that the Grantee Fibers with respect to such Segment have an economic useful life greater than the Minimum Period and shall give written notice of such determination to Grantee (***), the expiration of the Minimum Period, Grantee shall have the option to extend the Term of such Segment for the remaining balance of the economic useful life as determined by Grantor, subject however to: (i) the continued validity and efficacy of the Required Rights (Grantor making no representation that the Required Rights shall extend beyond the expiration of the Minimum Period), and (ii) the right of Grantor to adjust the Monthly Charge in accordance with Section 13.05. If the Term of a Segment is so extended beyond the Minimum Period and Grantee shall thereafter fail to use all of the Grantee Fibers within such Segment for a (***), the Term shall terminate and expire with respect to the Grantee Fibers and Associated Property in


                                                    Confidential and Proprietary
such Segment and all rights to the use thereof shall revert to Grantor without reimbursement of any of the IRU Contribution or other sums, costs, fees or expenses previously made with respect thereto, and from and after such time Grantee shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Term.

     5.04 Grantor and Grantee acknowledge and agree that Grantee shall be treated for federal and all applicable state tax purposes as the exclusive beneficial owner of the Grantee Fibers. Grantor and Grantee further acknowledge and agree that the transactions contemplated by this Agreement constitute, for federal and applicable state tax purposes, a joint undertaking to share and minimize the expense of constructing each Party's respective communications systems, and not as a separate entity or as a sale or lease. Grantor and Grantee shall file (or caused to be filed with respect to any consolidated returns) their respective tax returns and other returns and reports for their respective Impositions on such basis and, except as otherwise required by law, not take any positions inconsistent therewith.

     5.05 This Agreement shall become effective on the Effective Date and shall terminate on the date when all the Terms of the Segments shall have expired or terminated, except for those provisions of this Agreement which are expressly provided herein to survive such termination shall remain binding on the Parties hereto.


                                   ARTICLE 6.
                                REQUIRED RIGHTS
                                ---------------

     6.01 Grantor agrees to obtain and maintain in full force and effect for and during the Minimum Period of each Segment all rights, licenses, permits, authorizations, rights-of-way, easements and other agreements which are necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any such rights, licenses, authorizations (including without limitation, any necessary federal, state or tribal authorizations and any environmental permits) in order to permit Grantor to construct, install and keep installed, and maintain the Grantor System including the Grantee Fibers, within such Segment along the System Route in accordance with this Agreement and to provide Grantee with the IRU (collectively, the "Required Rights").

     6.02 In the event that after the Term of a Segment has been extended beyond the Minimum Period in accordance with Article 5, a Required Right shall expire or otherwise terminate, the Term of the IRU with respect to such Segment and the Grantee Fibers within such Segment or any portion thereof affected thereby, shall likewise automatically expire and terminate; provided, in the event Grantor shall extend or renew such Required Right (whether by the exercise of any option in favor of Grantor or otherwise), at Grantee's option, and subject to any adjustment to the Monthly Charge pursuant to Section 13.05, the Term shall continue with respect to the Grantee Fibers within such Segment or portion thereof until the end of the economic life of the Grantee Fibers as determined by Grantor in accordance with Section 5.03, or


                                                    Confidential and Proprietary
until the subsequent expiration or termination of such Required Right, whichever occurs first. Except for any termination of this Agreement authorized under
Article 20, Grantor shall provide Grantee at least sixty (60) days prior written notice of the expiration of the Term of each Segment.

     6.03 In the event Grantor shall receive notice from any grantor or provider of a Required Right that Grantor has failed to observe or perform its obligations under such Required Right, and Grantor is not contesting the validity of such claimed or alleged failure, in good faith, Grantor shall promptly give written notice to Grantee and Grantee may, at its option (subject to the terms and provisions of the Required Right and the ability of third parties to cure defaults of Grantor thereunder), cure or correct such failure and Grantor shall reimburse Grantee for the costs and expenses incurred by Grantee in connection therewith.

     6.04 Notwithstanding anything contained herein to the contrary, if after the Acceptance Date with respect to a Segment, Grantor is required (i) by any Governmental Authority under the power of eminent domain or otherwise, (ii) by the grantor or provider of any Required Right, (iii) by any other Person having the authority to so require (each a "Relocating Authority"), or (iv) by the occurrence of any Force Majeure Event, to relocate the Grantor System within such Segment or any portion thereof, including any of the facilities used or required in providing the IRU, Grantor shall have the right to proceed with such relocation, including, but not limited to, the right, in good faith, to reasonably determine the extent and timing of, and methods to be used for such relocation; provided that (a) Grantor shall coordinate with Grantee and keep Grantee fully informed of all determinations made by Grantor in connection with such relocation, and (b) any such relocation shall be constructed in accordance with the construction specifications set forth in Exhibit "F", incorporate fiber
                                                  -----------
meeting or exceeding the specifications set forth in Exhibit "G" and be subject
                                                     -----------
to Acceptance Testing and (c) Grantor shall use commercially reasonable good faith efforts to minimize any interference with or interruption of use of the Grantee Fibers. Grantee shall have the right, but not the obligation, to have Grantee representatives present to observe any such relocation. Unless such relocation is caused by Grantor's default or breach of the term and provisions of a Required Right, Grantee shall reimburse Grantor for its proportionate share of the Costs (including Acceptance Testing) of such relocation (to the extent Grantor has not been reimbursed by the Relocating Authority) based on the number of Grantee Fibers and the total fiber count in such affected Segment.


                                   ARTICLE 7.
                       CONSTRUCTION OF THE GRANTOR SYSTEM
                       ----------------------------------

     7.01 Grantor will design, engineer, install, construct and test the Grantee Fibers in accordance with the terms and subject to the conditions set forth in this Agreement, including the construction specifications set forth in

Exhibit "F", in a workmanlike manner and in accordance with industry standards
-----------
and all applicable building, construction and safety codes for such construction and installation, as well as all applicable governmental laws, codes, ordinances, statutes and regulations. Such responsibilities shall include, without limitation, preparation of


                                                    Confidential and Proprietary
construction drawings, materials specifications and materials requisitions. The Grantee Fibers shall meet or exceed the fiber specifications set forth in Exhibit "G".
-----------

     7.02 Grantor will, at Grantor's cost, procure all materials to be incorporated in and to become a permanent part of the Grantor System, excluding electronic, optronic and other equipment to be used by Grantee in connection with the Grantee Fibers.

     7.03 Grantor will, upon the written request of Grantee (which request must be delivered to Grantor within sixty (60) days after the Effective Date), provide Grantee during the Term with segregated space in the Facilities along the System Route for placement of Grantee's electronic and optronic equipment. Grantee shall be provided either approximately (***), of space or approximately (***), of space in any Regeneration Facility or Opamp Facility and approximately (***), in any Terminal Facility. Grantee shall pay to Grantor, within three (3) banking days after the Acceptance Date of a Segment, (provided, Grantee may defer such payment to the Commencement Date), the following one-time fees for each Facility to be occupied by Grantee along such Segment based upon the number of square feet of space to be provided to Grantee (collectively the "Facilities Contribution"):

     approximately (***),:              (***),
     approximately (***),:              (***),
     approximately (***),:              (***),

     7.04 In lieu of the segregated space described in Section 7.03, Grantor will, upon the written request of Grantee (which request must be delivered to Grantor within sixty (60) days after the Effective Date, provide Grantee during the Term with shared space in Regeneration Facilities, Opamp Facilities and Terminal Facilities along the System Route for the placement of Grantee's electronic and optronic equipment; such space shall be sufficient for the placement of up to (***), equipment racks or cabinets (depending upon configuration) in the Regeneration Facilities and Opamp Facilities and up to (***), equipment racks or cabinets in the Terminal Facilities. Grantee shall pay to Grantor for such shared space either (***), within three (3) business days after the Acceptance Date of a Segment where Grantee will be occupying such shared space, or (ii) (***), throughout the Term of such Segment.

     7.05 Notwithstanding anything contained herein to the contrary, if the Term of any Segment is extended beyond the Minimum Period pursuant to Sections
5.03 or 6.02 and Grantor's rights to occupy or use any Regeneration Facility, Opamp Facility or Terminal Facility shall terminate or expire at any time after the expiration of the Minimum Period (whether by virtue of the expiration of any lease or otherwise), Grantee's rights to use and occupy space in such Regeneration Facility, Opamp Facility or Terminal Facilities shall likewise terminate and expire.

     7.06 Grantor and Grantee will mutually consult with each other from time to time upon request to attempt to coordinate construction of the Grantor System with other network construction which may be undertaken by Grantee.


                                                    Confidential and Proprietary

     7.07 During the course of construction of each Segment Grantor will prepare and provide to Grantee (***), a construction schedule and progress reports. Subject to the terms and provisions of any applicable Required Right, Grantee shall have the right, but not the obligation, at Grantee's cost and expense on at least five (5) days prior written notice to Grantor, to inspect the construction of each such Segment, including the installation, splicing and testing of the Grantee Fibers incorporated therein. No inspection or failure to inspect by Grantee shall impair, modify or amend any of the representations, warranties, covenants and agreements of Grantor under this Agreement.

     7.08 Grantor shall make available to Grantee for inspection by Grantee copies of all information documents, agreements, reports, permits, drawings and specifications generated, obtained or acquired by Grantor in performing its duties pursuant to this Article 7 that are material to the grant of the IRU to Grantee, including the Required Rights, provided that the terms of each such document or the legal restrictions applicable to such information or document permits disclosure to Grantee and provided that Grantor does not deem such information or document confidential.

     7.09 Notwithstanding anything to the contrary contained herein, Grantor may elect, at its option, to acquire any portion of the Grantor System from third parties (whether under a lease, sublease, indefeasible right of use, or otherwise) in lieu of constructing and installing the Grantor System respecting such portion; provided, any such acquired portion shall have been constructed in accordance with the specifications and procedures required by this Agreement except for such deviations which do not, in the reasonable discretion of Grantor, materially diminish the value, utility, reliability or expected useful life of the Grantor System; provided, Grantor's obligations under this Agreement with respect to any such acquired portions of the Grantor System shall remain in full force and effect as though originally constructed and installed by Grantor.


                                   ARTICLE 8.
                               ACCEPTANCE TESTING
                               ------------------

     Grantor shall test the Grantee Fibers in accordance with the procedures and standards specified in Exhibit "I" ("Acceptance Testing"). Acceptance Testing
                       -----------
shall progress span by span along each Segment as cable splicing progresses, so that test results may be reviewed in a timely manner. Grantee shall have the right, but not the obligation, to have representatives present to observe such testing. When Grantor has determined that the results of the Acceptance Testing with respect to a particular span show that the Grantee Fibers so tested are installed and operating substantially in conformity with the applicable specifications set forth in Exhibit "I", Grantor shall provide Grantee with a copy of such test results. Grantee shall have the right, but not the obligation, at its expense, to conduct its own Acceptance Testing of the Grantee Fibers within fifteen (15) days after delivery of such test results.


                                                    Confidential and Proprietary

                                   ARTICLE 9.
                                   COMPLETION
                                   ----------

     9.01 When Grantor reasonably determines the Grantee Fibers with respect to a Segment are installed and operating in accordance with the applicable specifications set forth in Exhibits "F", "G", "H" and "I", Grantor shall
                            -------------------------------
provide written notice of same to Grantee (a "Completion Notice"). Grantee shall, within fifteen (15) days of receipt of the Completion Notice, either accept or reject the Grantee Fibers (specifying, in reasonable detail, if rejected, the defect or failure in the Acceptance Testing and/or the items or matters to be remedied) by delivery of written notice to Grantor. In the event Grantee rejects the Grantee Fibers, Grantor shall promptly, and at no cost of Grantee, commence to remedy the defect or failure specified in Grantee's notice. Thereafter Grantor shall again give Grantee a Completion Notice with respect to such Segment. The foregoing procedure shall apply again and successively thereafter until Grantor has remedied all defects or failures specified by Grantee. Any failure by Grantee to timely reject the Grantee Fibers shall be deemed to constitute acceptance for purposes of this Agreement and Grantee shall be deemed to have delivered a notice of acceptance on the fifteenth day after delivery of the Completion Notice.

     9.02 Grantee shall not be required to accept any temporary fibers or temporary shelters constructed or installed by Grantor along the System Route. Should Grantor utilize temporary fibers or temporary buildings, Grantee may, in it's sole discretion, accept such fibers or buildings on a temporary basis; however, Grantor shall be responsible for any and all costs associated with moving Grantee to permanent fibers or permanent buildings as soon as commercially practicable and such move shall be conducted pursuant to the same terms and conditions set forth herein for relocation.

     9.03 Notwithstanding any acceptance of the Grantee Fibers by Grantee, if it is subsequently determined that any Facilities were in fact not fully completed (with all associated amenities) such that Grantee shall not have beneficial use of the Grantee Fibers, then Grantee shall not be required to pay any Monthly Charges, Utility Charges, or recurring Facilities Contributions with respect to such Facilities until they are completed (and Grantee shall be entitled to a credit for any such contributions or charges previously paid).


                                  ARTICLE 10.
                                    ACCESS
                                    ------

     10.01 Grantor shall provide Grantee with access to, and Grantee shall have the right to interconnect its communications system with, the Grantee Fibers at the Grantor Termination Points and, subject to applicable laws and regulations and the terms of the Required Rights, at other technically feasible access points which may be established by Grantor along the System Route (the "Access Points"). The specific location of such Access Points shall be determined by Grantor during the design, engineering and permitting phases of construction.
In the event that Grantee desires to obtain an Access Point at any particular location along the System Route,


                                                    Confidential and Proprietary

Grantee shall notify Grantor in writing and Grantor will evaluate the request and use reasonable good faith efforts to accommodate Grantees request, provided Grantee shall reimburse Grantor for all Costs incurred by Grantor in connection therewith. Notwithstanding the foregoing, no Access Points shall be provided to Grantee along that portion of the Grantor System located in Canada unless and until Grantor and Grantee shall each have obtained authorization to do so by any controlling Governmental Authority.

     10.02 Grantor shall determine the exact locations of the Facilities and, subject to Grantor's applicable security procedures and such access restrictions and limitations as may be set forth in any applicable Required Rights, Grantee shall have access to the Facilities used and occupied by Grantee hereunder twenty-four (24) hours per day, seven (7) days per week.

     10.03 Grantor may route the Grantee Fibers through Grantor's space in any Facilities, in Grantor's sole discretion; provided such routing shall not materially adversely affect Grantee's use of the Grantee Fibers or Associated Property hereunder and Grantor shall be responsible for all costs and expenses associated therewith.

     10.04 Following the Acceptance Date and during the Term, Grantor shall have the right to control all activities concerning the Grantor System, including, without limitation, the splicing of the Grantee Fibers at all of the Access Points, Grantor Termination Points, and Facilities and, unless the cost and expense thereof is imposed upon Grantor or otherwise allocated differently under the terms of this Agreement, Grantee shall reimburse Grantor for all Costs incurred by Grantor in connection therewith.


                                  ARTICLE 11.
                                  OPERATIONS
                                  ----------

     11.01 Grantee shall have full and complete control and responsibility for determining any network and service configuration or designs, routing configurations, re-grooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of the Grantee Fibers; provided, such control and responsibility by Grantee shall not adversely affect the use by any other Person of the Grantor System and/or any electronic or optronic equipment used by such Person in connection therewith, and any movement or relocation of the Grantee Fibers shall be undertaken only by or at the direction of Grantor and in accordance with the procedures described in Section 6.04, and, unless the cost and expense thereof is imposed upon Grantor or otherwise allocated differently under the term of this Agreement, Grantee shall reimburse Grantor for all Costs incurred by Grantor in connection therewith.

     11.02 Grantee acknowledges and agrees that except for the items included as a part of the Facilities as described on Exhibit "H" which are used and
                                            -----------
occupied by Grantee pursuant to Section 7.03 and 7.04. Grantor is not supplying nor is Grantor obligated to supply to Grantee any optronics or electronics or optical or electrical equipment or related facilities, all of which


                                                    Confidential and Proprietary
are the sole responsibility of Grantee, nor is Grantor responsible for performing any work or services other than as specified in this Agreement.

     11.03 Upon not less than (***), written notice from Grantor to Grantee, Grantor may at its option substitute for the Grantee Fibers within any Segment or Segments, or any portions thereof, an equal number of alternative dark fibers within such Segment or portion thereof (which alternative dark fibers shall thereupon constitute Grantee Fibers hereunder), provided that in such event, such substitution (i) shall be effected at the sole cost of Grantor, including, without limitation, all disconnect and reconnect costs, fees and expenses; (ii) shall be constructed in accordance with the specifications and procedures set forth in Exhibits "F" and "H", incorporate fiber meeting or exceeding the
         ---------------------
specifications set forth in Exhibit "G", and be tested in accordance with the
                            -----------
Acceptance Testing; (iii) shall not change any Grantor Termination Points or other Access Points; and (iv) shall otherwise be conducted in accordance with the procedures described in Section 6.04. Notwithstanding anything to the contrary contained in this Agreement, in the event of any substitution of Grantee Fibers under this Section 11.03, the Term of the Segment or Segments where such substitution was effected shall in all events terminate and expire at the end of the Minimum Period.


                                  ARTICLE 12.
                  MAINTENANCE AND REPAIR OF THE GRANTOR SYSTEM
                  --------------------------------------------

     From and after the Acceptance Date with respect to each Segment, the maintenance of the Grantor System within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit
                                                                         -------
"J" attached hereto.  The costs of all Scheduled Maintenance (as defined in
---
Exhibit "J") of the Grantee Fibers shall be provided by Grantor as a part of the
-----------
Monthly Charge; however, Grantee shall reimburse Grantor for its proportionate share of the Costs of any Unscheduled Maintenance (as defined in Exhibit "J")
                                                                 -----------
and repair and/or restoration of the Grantee Fibers based on the number of affected Grantee Fibers and the total number of affected fibers in such Segment.


                                  ARTICLE 13.
                               RECURRING CHARGES
                               -----------------

     13.01 Grantor shall be responsible for the payment of: (i) the Required Right Payments, (ii) the costs of Scheduled Maintenance of the Grantor System, and (iii) real estate taxes, if any, insurance premiums, utility costs and charges, and rents or other payments associated with the Regeneration Facilities, Opamp Facilities and Terminal Facilities.

     13.02 In consideration of Grantor's responsibilities under Article 12, subject to the adjustments described in Sections 13.03 through 13.05 (i) Grantee shall pay to Grantor on the first (1st) day of each calendar month, in advance, with respect to each Segment, commencing with the Acceptance Date of such Segment and continuing until the expiration of the Term of the


                                                    Confidential and Proprietary

IRU with respect to such Segment, (***), per Route Mile (for up to (***), Grantee Fibers) and (***), per Route Mile (for (***), Grantee Fibers) (the "Monthly Charge"); and (ii) Grantee shall pay to Grantor each month, with respect to each Segment, commencing with the Acceptance Date of such Segment and continuing until the expiration of the Term of the IRU with respect to such Segment, a pro rata share of the utility costs and charges incurred in connection with the operation of the Facilities, based, (a) with respect to segregated space occupied by Grantee, on the number of square feet occupied by Grantee in such facility and the total number of square feet in such facility, or (b) with respect to shared space utilized by Grantee, on the number of racks or cabinets used by Grantee in such facility and the total number of racks or cabinets which are intended to be accommodated in such facility (the "Utility Charge").

     13.03 The Monthly Charge shall be increased on each anniversary of the first (lst) Acceptance Date of the Segments by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 =
100), for the preceding twelve (12) month period. In the event such index shall cease to be computed or published, Grantor may, in its reasonable discretion, designate a successor index to be used in determining any increase to the Monthly Charge.

     13.04 In the event Grantor believes that the actual cost associated with Grantee's use of utility services at the Facilities exceeds the Utility Charge being paid by Grantee, or if Grantee believes the Utility Charge exceeds the actual cost associated with Grantee's use of such utility services, subject to any limitations which may be imposed by the grantor or provider of the applicable Required Right or the relevant utility, Grantor may, at its expense, cause any utility service to be separately metered or submetered and in such event Grantee shall pay to Grantor, as the Utility Charge, the actual cost of such utility services used by Grantee based on such meter(s) or submeter(s).

     13.05 In the event the Term is extended beyond the Minimum Period in accordance with Section 5.02 or in the event Grantor shall extend or renew a Required Right under Section 6.02 beyond the Minimum Period, and Grantee elects in either instance to continue the Term of the Segment or portion thereof, Grantor shall have the right to increase the Monthly Charge in order to reflect, in Grantor's reasonable discretion, a pass-through (on a pro rata basis among all Persons using such Segment or portion thereof based on fiber count) of any increase in the Required Right Payments incurred or to be incurred by Grantor in connection herewith.

     13.06 The Monthly Charge shall be due and payable on the first day of each calendar month without notice or demand by Grantor. In the event the Acceptance Date or expiration of the Term of a Segment occurs other than on the first day of a calendar month, the Monthly charge shall be prorated. The Utility Charge shall be paid within thirty (30) days after invoice from Grantor.


                                                    Confidential and Proprietary

                                  ARTICLE 14.
                                  IMPOSITIONS
                                  -----------

     14.01 Grantor and Grantee acknowledge and agree that it is their mutual objective and intent to (i) minimize, to the extent feasible, the aggregate Impositions payable with respect to the Grantor Systems and the Grantee Fibers and (ii) share such Impositions according to their respective interests in the Grantor Systems and the Grantee Fibers, and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article 14.

     14.02 Grantor shall be responsible for and shall timely pay any and all Impositions with respect to the construction or operation of the Grantor System which Impositions are imposed or assessed prior to the Acceptance Date of a Segment. Notwithstanding the foregoing obligations, Grantor shall have the right to challenge any such Impositions so long as the challenge of such Impositions does not materially adversely affect the rights to be delivered to Grantee pursuant hereto.

     14.03 Following the Acceptance Date for the Grantor System and except with respect to Impositions constituting ad valorem property taxes levied against the Grantee Fibers (which are addressed in Section 14.04 below), Grantor shall timely pay any and all Impositions imposed upon or with respect to the Grantor System to the extent such Impositions have not been or may not feasibly be separately assessed or imposed upon or against the respective interests of Grantor and Grantee in the Grantor System. Upon receipt of a notice of any such Imposition, Grantor shall promptly notify Grantee of such Imposition and Grantee shall pay or reimburse Grantor for its proportionate share of such Imposition, which share shall be determined (i) to the extent possible, based upon the manner and methodology used by the particular Governmental Authority imposing such Imposition (e.g., on the cost of the relative property interests, historic
                 ----
or projected revenue derived therefrom, or any combination thereof); or (ii) if the same cannot be so determined, then based upon Grantee's proportionate share of the total fiber count in the affected portion of the Grantor System.

     14.04 Following the Acceptance Date for each Segment and except to the extent prohibited by applicable laws or regulations, Grantee shall separately file all required returns, renditions or other forms and pay any and all ad valorem property taxes imposed on or assessed against the Grantee Fibers in such Segment. In the event that applicable laws or regulations require Grantor to file returns for and pay any and all ad valorem property taxes imposed on or assessed against the Grantee Fibers, Grantor shall do so and Grantor shall be entitled to reimbursement from Grantee (under Section 14.03) for the ad valorem property tax payments made respecting the Grantee Fibers.

     14.05 Notwithstanding any provision herein to the contrary, Grantor shall have the right to contest any Imposition described in Section 14.03 above, (including by nonpayment of such Imposition provided such nonpayment does not materially adversely affect the rights to be delivered to Grantee pursuant hereto). The out-of-pocket costs and expenses (including


                                                    Confidential and Proprietary
reasonable attorney fees) incurred by Grantor in any such contest shall be shared by Grantor and Grantee in the same proportion as to which the Parties would have shared in such Impositions, as they were originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section
14.05 shall be divided between Grantor and Grantee in the same proportion as to which such refunded or credited Impositions were borne by Grantor and Grantee.

     14.06 Grantor and Grantee agree to cooperate fully in the preparation of any reports that must be filed jointly relating to the Impositions. Grantor and Grantee further acknowledge and agree that the provisions of this Article 14 are intended to allocate the Impositions expected to be assessed against or imposed upon the Parties with respect to the Grantor System based upon the procedures and methods of computation by which Impositions generally have been assessed and imposed to date, and that material changes in the procedures and methods of computation by which such assessments are assessed and imposed could significantly alter the fundamental economic assumptions underlying the transactions hereunder to the Parties. Accordingly, Grantor and Grantee agree that, if in the future the procedures or methods of computation by which Impositions are assessed or imposed against the Parties change materially from the procedures or methods of computation by which they are imposed as of the date hereof, the Parties will negotiate in good faith an amendment to the provisions of this Article 14 in order to preserve, to the extent reasonably possible, the economic intent and effect of this Article 14 as of the date hereof.


                                  ARTICLE 15.
                             USE OF GRANTOR SYSTEM
                             ---------------------

     15.01 Grantee represents and warrants that its use of the Grantee Fibers shall not violate, and Grantee's use of the Grantee Fibers shall at all times be in compliance with, all codes, ordinances, laws, rules and regulations of all applicable Governmental Authorities.

     15.02 Notwithstanding anything contained in this Agreement to the contrary, Grantee shall be responsible, at Grantee's cost, for obtaining prior to the IRU Effective Date and maintaining any and all municipal franchises, licenses, permits or similar approvals from all Governmental Authorities, (excluding any Required Rights), which are necessary for Grantor to grant the IRU to Grantee and for the use and operation of the Grantee Fiber by Grantee. Without limiting the foregoing, unless and until specifically approved in writing by Grantor referring to this Section 15.02, Grantee shall not originate or terminate any type of communications traffic in Canada unless and until Grantor and Grantee shall each have obtained authorization to do so by any controlling Governmental Authority.

     15.03 Subject to the provisions of this Agreement, Grantee may use the Grantee Fibers and the IRU for any lawful purpose. Grantee acknowledges and agrees that the IRU does not provide Grantee the right to use any fibers, other than in the Grantee Fibers, included or incorporated in the Grantor System, and that Grantee shall keep any and all of the Grantor


                                                    Confidential and Proprietary

System, free from any liens, rights or claims of any third party attributable to Grantee, excluding only any lien in favor of Grantor described in Section 4.04.

     15.04 Notwithstanding anything to the contrary contained in this Agreement, Grantee covenants and agrees that prior to the fourth (4th) anniversary of the date hereof, Grantee shall not, that Grantee shall have no right to, and that Grantor may enjoin Grantee from any attempt to, assign, sell, lease, sublease, transfer, grant an indefeasible right of use or other similar right or interest in the IRU or the Grantee Fibers in such Segment to anyone other than an Affiliate. Nothing contained in this Section 15.04 shall prohibit the sale of capacity over the Grantee Fibers. Nothing contained in this Article 15 shall be deemed or construed to prohibit Grantor from assigning or otherwise transferring this Agreement or from selling, transferring, leasing, licensing, granting indefeasible rights of use or entering into similar agreements or arrangements with other Persons respecting any fibers and conduit constituting a part of the Grantor System.

     15.05 Grantee shall not use the Grantee Fibers in a way which physically interferes in any way with or otherwise adversely affects the use of the fibers, cable or conduit of any other Person using the Grantor System.

     15.06 Grantee and Grantor shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event of which it is aware that could give rise to any damage or impending damage to or loss of the Grantor System.

     15.07 Grantee and Grantor agree to cooperate with and support each other in complying with an requirements applicable to their respective rights and obligations hereunder by any Governmental Authority.


                                  ARTICLE 16.
                                INDEMNIFICATION
                                ---------------

     16.01 Subject to the provisions of Article 17, Grantor hereby agrees to indemnify, defend, protect and hold harmless Grantee and its employees, officers and directors, from and against, and assumes liability for: (i) any injury, loss or damage to any Person, tangible property or facilities of any Person (including reasonable attorney fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Grantor, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the performance by Grantor of its obligations under this Agreement; and (ii) any claims, liabilities or damages arising out of any violation by Grantor of any regulation, rule, statute or court order of any Governmental Authority in connection with the performance by Grantor of its obligations under this Agreement.

     16.02 Subject to the provisions of Article 17, Grantee hereby agrees to indemnify, defend, protect and hold harmless Grantor, and its employees, officers and directors, from and against, and assumes liability for: (i) any injury, loss or damage to any Person, tangible property


                                                    Confidential and Proprietary
or facilities of any Person (including reasonable attorney fees and costs) to the extent arising out of or resulting from the negligence or willful misconduct of Grantee, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees and vendors arising out of or in connection with the exercise by Grantee of its rights under this Agreement; and (ii) any claims, liabilities or damages arising out of any violation by Grantee of any regulation, rule, statute or cow order of any Governmental Authority in connection with the exercise by Grantee of its rights under this Agreement.

     16.03 Grantor and Grantee agree to promptly provide each other with notice of any claim which may result in an indemnification obligation hereunder. The indemnifying party may defend such claim with counsel of its own choosing provided that no settlement or compromise of any such claim shall occur without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

     16.04 Grantor and Grantee each expressly recognize and agree that its obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of its other obligations, if any, hereunder. In the event that a Party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured Party hereby expressly recognizes that its sole remedy in such event shall be the right to bring legal proceedings against the other Party for its damages as a result of the other Party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

     16.05 Notwithstanding the foregoing provisions of this Article 16, to the extent Grantor is required under the terms and provisions of any Required Right to indemnify the grantor or provider thereof from and against any and all claims, demands, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Grantor System, regardless of whether such claims, demands, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction of such grantor or provider and its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right, Grantee hereby releases such grantor or provider from, and hereby waives, all claims, suits, judgments, liabilities, losses and expenses arising out of service interruption, cessation, unreliability of or damage to the Grantor System regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction, of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Required Right.


                                  ARTICLE 17.
                            LIMITATION OF LIABILITY
                            -----------------------

     Notwithstanding any provision of this Agreement to the contrary, neither Party shall be liable to the other Party for any special, incidental, indirect, punitive or consequential damages,


                                                    Confidential and Proprietary
whether foreseeable or not, arising out of, or in connection with such Party's failure to perform its respective obligations hereunder, including, but not limited to, loss of profits or revenue (whether arising out of transmission interruptions or problem, any interruption or degradation of service or otherwise), or claims of customers, whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other Party or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims for which damages are hereby specifically waived. Except as set forth in Section 16.05, nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages against any third party, including claims for indirect, special or consequential damages, based on any acts or omissions of such third party.

                                  ARTICLE 18.
                                  INSURANCE
                                  ---------

     18.01 During the term of this Agreement, each Party shall obtain and maintain the Mowing insurance: (i) Commercial General Liability including coverage for (a) premises/operations, (b) independent contractors, (c) products/completed operations, (d) personal and advertising injury, (e) contractual liability, and (f) explosion, collapse and underground hazards, with combined single limit of not less than $5,000,000.00 each occurrence or its equivalent; (ii) Worker's Compensation in amounts required by applicable law and Employees Liability with a limit of at least $1,000,000.00 each accident; (iii) Automobile Liability including coverage for owned/leased, non-owned or hired automobiles with combined single limit of not less than $1,000,000.00 each accident; and (iv) any other insurance coverages required under or pursuant to the Required Rights.

     18.02 During the term of this Agreement: (i) Grantee shall obtain and maintain "all risk" property insurance in an amount equal to the replacement cost of all electronic, optronic and other equipment utilized by Grantee in connection with the Grantee Fibers, and (ii) Grantor shall obtain and maintain "all risk" property insurance in an amount equal to the replacement cost of the Regeneration Facilities and Opamp Facilities.

     18.03 Both Parties expressly acknowledge that a Party shall be deemed to be in compliance with the provisions of this Article if it maintains an approved self-insurance program providing for a retention of up to $1,000,000.00. If either Party provides any of the foregoing coverages on a claims made basis, such policy or policies shall be for at least a three (3) year extended reporting or discovery period.

     18.04 Unless otherwise agreed, all insurance policies shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and each Party shall, upon request, provide the other Party with an insurance certificate confirming compliance with the requirements of this Article 18.


                                                    Confidential and Proprietary

     18.05 Grantee and Grantor shall each obtain from the insurance companies providing the coverages required by this Agreement, the permission of such insurers to allow such Party to waive all rights of subrogation and such Party does hereby waive all rights of said insurance companies to subrogation against the other Party, its affiliates, subsidiaries, assignees, officers, directors and employees. To the extent of each Party's respective indemnification obligation, each Party shall name the other Party as an additional insured on their respective Commercial General Liability and Automobile Liability policies.

     18.06 In the event either Party fails to maintain the required insurance coverages and a claim is made or suffered, such Party shall indemnify and hold harmless the other Party from any and all claims for which the required insurance would have provided coverage.

     18.07 Until the IRU Effective Date for a Segment, Grantor shall bear all risk of loss of and damage or destruction to the Grantor System within such Segment. Commencing as of the IRU Effective Date, any loss, damage or destruction of or to the Grantor System not otherwise required to be insured hereunder shall be treated for all purposes as Unscheduled Maintenance (as defined in Exhibit "I").
           -----------


                                  ARTICLE 19.
                                 FORCE MAJEURE
                                 -------------

     Except as may be otherwise specifically provided in this Agreement, neither Party shall be in default under this Agreement if and to the extent that any failure or delay in such Party's performance of one or more of its obligations hereunder (other than the payment of money) is caused by any of the following conditions, and such Party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; material shortages or unavailability or other delay in delivery not resulting from the responsible Party's failure to timely place orders therefor, lack of or delay in transportation; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; failure of a third party to recognize a Required Right; any other cause beyond the reasonable control of such Party (***), (each a "Force Majeure Event"). The Party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event. The Party claiming relief under this Article 19 shall exercise reasonable efforts to minimize the time for any such delay.


                                  ARTICLE 20.
                                    DEFAULT
                                    -------

     20.01 If (i) Grantee makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantee as


                                                    Confidential and Proprietary
filed and not dismissed within one hundred twenty (120) days; (iii) Grantee shall fail to pay any portion of the IRU Contribution or the one-time Facilities Contribution when due hereunder and such failure shall continue for a period of (***), after written notice from Grantor, or (iv) Grantee fails to observe and perform any of the other terms and provisions of this Agreement and such failure continues for a period of thirty (30) days after written notice from Grantor (or if such failure is not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantor may (A) terminate this Agreement, the Term and the IRU, in whole or in part, and retain any and all sums previously paid to Grantor hereunder, including all or any part of the IRU Contribution and Facilities Contribution, in which event Grantor shall have no further duties or obligations hereunder, and (B) subject to Article 17, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief, provided, and notwithstanding the foregoing, in the event Grantee shall have fully paid the IRU Contribution and the one-time Facilities Contribution with respect to a Segment, Grantor shall have no right to terminate this Agreement or the IRU with respect to such Segment.

     20.02 If (i) Grantor makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; (ii) an involuntary petition in bankruptcy, other insolvency protection against Grantor as filed and not dismissed within one hundred twenty (120) days; (iii) Grantor fails to observe and perform the terms and provisions of this Agreement and such failure continues for a period of thirty (30) days after written notice from Grantee (or if such failure is not susceptible of a cure within such thirty (30) day period, cure has not been commenced and diligently pursued thereafter to completion), then Grantee may, subject to Section 20.03 below, (A) terminate this Agreement, the Term and the IRU, in whole or in part, in which event Grantee shall have no further duties or obligations hereunder, and (B) subject to Article 17, pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including an action for damages, specific performance and/or injunctive relief.

     20.03 Notwithstanding anything contained in this Agreement to the contrary, Grantees sole and exclusive remedies with respect to each Segment for any failure of Grantor to deliver the Grantee Fibers by the Scheduled Completion Date for such Segment in accordance with this Agreement (as such dates may be extended as a result of Force Majeure Events) shall be limited to those set forth in this Section 20.03. In the event that the Acceptance Date for a Segment shall not have occurred within (***), after its Scheduled Completion Date (as such date may be extended as a result of Force Majeure Events), Grantee shall have the right, at its option, to either cancel such Segment or to keep such Segment in which later case the IRU Contribution payable by Grantee with respect to such Segment shall be reduced by (***), provided, in the event the Acceptance Date for a Segment shall not have occurred within (***), after its Scheduled Completion Date (as such date may be extended as a result of Force Majeure Events), unless mutually extended by the Parties, this Agreement shall automatically terminate with respect to such Segment and Grantor shall (i) refund all portions of the IRU Contribution and Facilities


                                                    Confidential and Proprietary

Contribution previously paid by Grantee to Grantor with respect to such Segment, together with interest thereon at the Relevant Rate, and (ii) pay to Grantee, (***), of the IRU Contribution which would have been payable by Grantee hereunder with respect to such Segment, and Grantor shall have no further duties or obligations hereunder with respect to such Segment.


                                  ARTICLE 21.
                                  ASSIGNMENT
                                  ----------

     21.01 Grantee shall not assign, encumber or otherwise transfer this Agreement to any other Person without the prior written consent of Grantor, which consent shall not be unreasonably withheld; provided, Grantee shall have the right (and obligation) to grant a first security interest and lien to Grantor under the provisions of Section 4.04; and provided further, Grantee shall have the right, without Grantor's consent, but with prior written notice to Grantor, to assign or otherwise transfer this Agreement (i) as collateral to any institutional lender of Grantee subject to the prior rights of Grantor hereunder; and (ii) to any Affiliate of Grantee, or to any entity into which Grantee may be merged or consolidated or which purchases all or substantially all of the assets of Grantee. Any assignment or transfer by Grantee shall not release Grantee from its obligation hereunder and any assignee or transferee shall be subject to all of the provisions of this Agreement, (except that any lender referred to in clause (i) above shall not incur any obligations under this Agreement nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement). Any assignment of this Agreement by Grantor shall not release Grantor from its obligations hereunder. Grantor agrees to give written notice to Grantee of any assignment by Grantor hereunder.

     21.02 Any and all increased Required Rights Payments and any other additional fees, charges, costs or expenses which result under the Required Rights or otherwise as a result of any permitted assignment or transfer of this Agreement by a Party shall be paid by such Party.

     21.03 This Agreement and each of the Parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.


                                                    Confidential and Proprietary

                                  ARTICLE 22.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     22.01 Each Party represents and wan-ants that: (i) it has the full right and authority to enter into, execute and deliver this Agreement; (ii) it has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, creditors' rights and general equitable principles; and (iv) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

     22.02 Grantor represents and warrants that the Segments of the Grantor System that it will construct pursuant hereto and in which Grantee receives the IRU will be designed, engineered, installed, and constructed substantially in accordance with the terms and provisions of this Agreement, any and all applicable building, construction and safety codes, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; provided Grantee's sole rights and remedies with respect to any breach of such representation shall be (i) to inspect the construction, installation and splicing of the Grantee Fibers incorporated in such Segment and to participate in the Acceptance Testing, during the course and at the time of the relevant construction, installation and testing periods for such Segment, as provided herein; (ii) if, during the course of such construction, installation and testing any deviation from the specifications set forth in Exhibits "F', "G",
                                                           ------------------
"H" or "I" is discovered which is reasonably likely to materially adversely
----------
affect the operation or performance of the Grantee Fibers, the construction or installation of the affected portion of such Segment shall be repaired to such specification by Grantor at Grantor's sole cost and expense; and (iii) if, at anytime prior to the date that is twelve (12) months after the Acceptance Date, Grantee shall notify Grantor in writing of its discovery of a deviation from the specifications set forth in Exhibits "F", "G", "H" or "I" which is reasonably
                            -----------------------------
likely to materially adversely affect the operation or performance of the Grantee Fibers, with respect to such Segment (which notice shall be given within thirty (30) days of such discovery) the construction or installation of the affected portion of such Segment shall be repaired to such specification by Grantor at Grantor's sole cost and expense.

     22.03 EXCEPT AS SET FORTH IN THE FOREGOING SECTIONS 22.01 AND 22.02, GRANTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE GRANTEE FIBERS OR THE GRANTOR SYSTEM, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

     22.04 Grantee acknowledges and agrees that Grantee's sole rights and remedies with respect to any defect in or failure of the Grantee Fibers to perform in accordance with the applicable vendor's or manufacturer's specifications with respect to the Grantee Fibers shall be limited to the particular vendor's or manufacturer's warranty and such warranties, if any, with respect to the Grantee Fibers shall be assigned to Grantee upon its request In the event any


                                                    Confidential and Proprietary
maintenance or repairs to the Grantor System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, unless Grantee shall elect to pursue such remedies itself, Grantor shall pursue all remedies against such manufacturers, contractors or vendors on behalf of Grantee, and Grantor shall reimburse Grantee's costs for any maintenance Grantee has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor pays such costs.

                                  ARTICLE 23.
                                CONFIDENTIALITY
                                ---------------

     23.01 Grantor and Grantee hereby agree that if either Party provides confidential or proprietary information to the other Party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving Party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any the party. The Parties acknowledge and agree that all information disclosed by either Party to the other in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that written information is clearly marked in a conspicuous place as being confidential or proprietary and verbal information is indicated as being confidential or proprietary when given and promptly confirmed in writing as such thereafter. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing Party, shall be used by the receiving Party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon the request of the disclosing Party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing Party.

     23.02 The foregoing provisions of Section 23.01 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the disclosing Party; (ii) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (iii) is independently developed by the receiving Party; or (iv) becomes available to the receiving Party without restriction from a third party.

     23.03 Notwithstanding Sections 23.01 and 23.02 either Party may disclose Proprietary Information to its employees, agents, and legal and financial and funding partners, advisors and providers to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or in obtaining financing, provided that each such Party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.


                                                    Confidential and Proprietary

     23.04 Neither Party shall issue any public announcement or press release relating to the execution of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld.

     23.05 In this event either Party shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to, any regulatory filing or statement, each Party agrees to discuss and work cooperatively, in good faith, with the other Party, to protect, to the extent possible, those items or matters which the other Party deem confidential and which may, in accordance with applicable laws, be deleted therefrom.

     23.06 The provisions of this Article 23 shall survive expiration or termination of this Agreement.


                                  ARTICLE 24.
                               DISPUTE RESOLUTION
                               ------------------

     If the Parties are unable to resolve any dispute arising under or relating to this Agreement, the Parties shall resolve such disagreement or dispute as follows:

          (i) Either Party may refer the matter to a management-level representative of each of the Parties by written notice to the other Party (the "Dispute Notice"). Within fifteen (15) days after delivery of the Dispute Notice such representatives of both Parties shall meet at a mutually acceptable time and place to exchange all relevant information in an attempt to resolve the dispute.

          (ii) If the matter has not been resolved within thirty (30) days after delivery of the Dispute Notice, or if such representatives fail to meet within fifteen (15) days after delivery of such Dispute Notice, either Party may initiate legal proceedings in accordance with (iii) below. All negotiations conducted by such representatives shall be confidential and shall be treated as compromise and settlement negotiations for purposes of federal and state rules of evidence.

          (iii) If the matter is not resolved by the representatives, the Parties may initiate legal proceedings to resolve their dispute. Any such legal proceedings shall take place in New York, New York.


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                                       26

                                  ARTICLE 25.
                                     NOTICE
                                     ------

     All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

IF TO GRANTOR:                      Level 3 Communications, LLC
(prior to 7/1/1999)                 1450 Infinite Drive
                                    Louisville, Colorado 80027
                                    Attn: Vice President, Planning & Development

with copies to:                     Level 3 Communications, LLC
                                    1450 Infinite Drive
                                    Louisville, Colorado 80027
                                    Attn: General Counsel

                                    Level 3 Communications, LLC
                                    1450 Infinite Drive
                                    Louisville, Colorado 80027
                                    Attn: Vice President, Network Operations

IF TO GRANTOR:                      Level 3 Communications, LLC
(after 7/1/1999)                    1025 Eldorado Drive
                                    Broomfield Colorado 80021
                                    Attn: Vice President, Planning & Development

with copies to:                     Level 3 Communications, LLC
                                    1025 Eldorado Drive
                                    Broomfield, Colorado 80021
                                    Attn: General Counsel

                                    Level 3 Communications, LLC
                                    1025 Eldorado Drive
                                    Broomfield, Colorado 80021
                                    Attn: Vice President, Network Operations

IF TO GRANTEE:                      Splitrock Services, Inc.
                                    8665 New Trails Drive
                                    The Woodlands, Texas 77381
                                    Attn: General Counsel


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                                       27
with a copy to:                     Splitrock Services, Inc.
                                    8665 New Trails Drive
                                    The Woodlands, Texas 77381
                                    Attn: Vice President, Network Operations

or at such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by mail.


                                  ARTICLE 26.
                          ENTIRE AGREEMENT;: AMENDMENT
                          ----------------------------

     This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each Party.


                                  ARTICLE 27.
                          RELATIONSHIP OF THE PARTIES
                          ---------------------------

     The relationship between Grantee and Grantor shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes.


                                  ARTICLE 28.
                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


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                                       28

     IN WITNESS WHEREOF, Grantor and Grantee have executed this Agreement as of the above written.

                                LEVEL 3 COMMUNICATIONS, LLC,
                                a Delaware limited liability company


                                By:
                                    -----------------------------------
                                Title:
                                       --------------------------------
                                Date:
                                       --------------------------------


                                SPLITROCK SERVICES, INC.,
                                a Delaware corporation


                                By:
                                    -----------------------------------
                                Title:
                                       --------------------------------
                                Date:
                                       --------------------------------


Exhibit "A"-Grantor System Map
Exhibit "B"-Segments/City Pairs
Exhibit "C"-Intentionally Deleted
Exhibit "D"-Intentionally Deleted
Exhibit "E"-Financing Terms and Conditions
Exhibit "F"-Construction Specifications
Exhibit "G"-Fiber Specifications
Exhibit "H"- Facilities Specifications
Exhibit "I"-Acceptance Testing Procedures and Standards
Exhibit "J"-Maintenance Requirements and Procedures


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                                       29